Registration No.--
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                 ______________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                            Colgate-Palmolive Company
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                              13-1815595
        (State or Other Jurisdiction         (IRS Employer Identification No.)
      of Incorporation or Organization)

       300 Park Avenue, New York, N.Y.                     10022
  (Address of Principal Executive Offices)              (Zip Code)
                               ___________________

                            COLGATE-PALMOLIVE COMPANY
                      EMPLOYEES SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)

                    ANDREW D. HENDRY, Senior Vice President,
                          General Counsel and Secretary
                            Colgate-Palmolive Company
                                 300 Park Avenue
                               New York, NY  10022
                     (Name and Address of Agent for Service)
                                  212-310-2239
          (Telephone Number, Including Area Code, of Agent For Service)
                               __________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


                                 CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                       Proposed           Proposed
    Title of Securities to             Amount          Maximum            Maximum           Amount of
    be Registered                      to be          Offering Price      Aggregate         Registration
                                       Registered      Per Share (1)      Offering Price      Fee

Common Stock, Par Value $1
  Per Share.........................   20,000 shs       $72.8125           $1,456,250          $502.16

Series B Convertible Preference             (2)             _              _                   _
  Stock, Without Without Par Value..
==========================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based, for the Common Stock, on the average of the high and low per share market price of the Common Stock for New York Stock Exchange Composite Transactions on December 1, 1995 of $72.8125.

     (2) Such number of shares of Series B Convertible Preference Stock as are converted into the shares of Common Stock prior to withdrawal from the Employees Savings and Investment Plan.

In addition, (i) pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and (ii) this registration statement relates to a currently indeterminable number of shares of Common Stock which may be issued upon conversion of the Series B Convertible Preference Stock in accordance with the terms thereof.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents, filed by the Company and the Company's Employees Savings and Investment Plan (the "Plan") with the Commission under the Securities and Exchange Act of 1934 (File No. 1-644-2), are incorporated in this registration statement by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

     (3) The Company's Current Reports on Form 8-K dated January 10, 1995, May 22, 1995, and September 21, 1995.

     (4)  The Company's Form 8-K/A dated March 23, 1995.

     (5) The Plan's Annual Report on Form 11-K for the year ended December 31, 1994.

     (6) The description of the Company's Common Stock and Series B Convertible Preference Stock contained in the Company's Current Report on Form 8-K dated October 17, 1991.

     All documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

      For a description of the Company's Series B Convertible Preference Stock, which is not registered under Section 12 of the Securities Exchange Act of 1934, please see the Company's Current Report on Form 8-K dated October 17, 1991, incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

      None.

Item 6.  Indemnification of Directors and Officers

      Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Tenth of the Restated Certificate of Incorporation of the Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors, officers and other employees of the Company to the fullest extent permitted by the GCL. The Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors' and officers' liability insurance.

Item 8.  Exhibits

Exhibit
Number
------


23      -- Consent of Arthur Andersen LLP, independent public accountants for the Company.

24      -- Powers of Attorney.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the date appearing below.

                                        COLGATE-PALMOLIVE COMPANY
                                            (The Registrant)



                                        By:  /s/  Andrew D. Hendry
                                           -----------------------
                                        Andrew D. Hendry, Senior Vice President,
                                        General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                 Title                       Date
               ---------                                 -----                      ------

Principal Executive Officer and Director:
     /s/       Reuben Mark                   Chairman of the Board, Chief      December 5, 1995
-------------------------------------
               Reuben Mark                   Executive Officer and Director

Principal Financial Officer:

     /s/       Robert M. Agate               Senior Executive Vice             December 5, 1995
-------------------------------------
               Robert M. Agate               President and Chief Financial
                                             Officer

Principal Accounting Officer:

     /s/       Stephen C. Patrick            Vice President,                   December 5, 1995
-------------------------------------
               Stephen C. Patrick            Corporate Controller



Directors:

Vernon R. Alden*
Jill K. Conway*
Ronald E. Ferguson*
Ellen M. Hancock*
John P. Kendall*
Delano E. Lewis*
Howard B. Wentz, Jr.*




*By:      /s/  Andrew D. Hendry                                                December 5, 1995
    ----------------------------------
               Andrew D. Hendry
               Attorney-in-Fact

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 5, 1995.

                                        COLGATE-PALMOLIVE COMPANY EMPLOYEES
                                            SAVINGS AND INVESTMENT PLAN
                                                    (The Plan)


                                        By:      /s/  Robert M. Agate
                                            ------------------------------
                                             Robert M. Agate, Senior Executive
                                             Vice President and Chief Financial
                                             Officer

                                  EXHIBIT INDEX

Exhibit No.              Description                                        Page
-----------              -----------                                        ----

     23 Consent of Arthur Andersen LLP, independent public accountants for the Company.

     24        Powers of Attorney.





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